TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

ASPIRIANT REAL ASSETS FUND

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

ASPIRIANT REAL ASSETS FUND

Tendered Pursuant to the Offer to Purchase
Dated January 23, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC. BY,
11:59 P.M., EASTERN TIME, ON MARCH 16, 2026,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

Aspiriant Real Assets Fund
c/o UMB Fund Services, Inc.
235 W. Galena Street
Milwaukee, WI 53212

Attention: Tender Offer Administrator
Phone: (877) 997-9971
Fax: (816) 860-3140

ASPIRIANT REAL ASSETS FUND

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest in Aspiriant Real Assets Fund (the “Fund”), or the tender of some of such shares, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

☐	All of the undersigned’s entire shares of beneficial interest.
☐	A portion of the undersigned’s shares of beneficial interest expressed as a specific dollar value or number of shares
$_______________________or_______________________ (number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

Signature of Shareholder	Signature of Joint Shareholder or Other Person whose signature is required

Print Name of Shareholder	Print Name Joint Shareholder or Other Person whose signature is required

Signature of Authorized Representative (if applicable)	Signature of other Authorized Representative whose signature is required (if applicable)

Print Name of Authorized Representative (if applicable)	Print Name of other Authorized Representative whose signature is required (if applicable)

Print Title of Authorized Representative and Relationship to Shareholder (if applicable)	Print Title of other Authorized Representative whose signature is required and Relationship to Shareholder (if applicable)

Date: ____________________________________